Exhibit 1.3

                      FIRST AMENDMENT TO ENGAGEMENT LETTER

         This First Amendment to Engagement Letter (this "Amendment") is entered into this 3rd day of October, 2002, by and between REEDLAND CAPITAL PARTNERS, an Institutional Division of Financial West Group ("Reedland"), and BIOMARIN PHARMACEUTICAL INC. (the "Company").

                            W I T N E S S E T H :

Whereas, on August 15, 2001, the Company entered into that certain Engagement Letter agreement with Reedland, a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference (the "Engagement Letter"); and

Whereas, the Company and Reedland desire to amend the terms of the Engagement Letter to extend the term of Reedland's engagement;

NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

1. The first sentence of the third paragraph of page 1 of the Engagement Letter shall be and is hereby deemed amended in its entirety to read as follows:

         "The term of Reedland's engagement (the "Engagement Period") as placement agent for the offer and sale of the Common Stock to the Investor will commence on the date of actual receipt by Reedland of an executed copy of this Engagement Letter from the Company and, unless extended pursuant to the further written agreement of the parties, will expire upon the earlier of (i) twenty-six (26) months following the execution of the Engagement Letter by the Company, or (ii) the date that the Offering is terminated by the Company or the Investor."

2. All of the other terms and conditions of the Engagement Letter shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereto duly authorized, as of the date first above written.


REEDLAND CAPITAL PARTNERS                         BIOMARIN PHARMACEUTICAL INC.


By: /s/ Thomas J. Griesel                      By: /s/ Louis Drapeau
    ---------------------                          -----------------
    Thomas J. Griesel                              Louis Drapeau
    Senior Vice President                          Vice President, Finance,
                                                   Secretary and Chief Financial
                                                   Officer (Principal Financial
                                                   and Accounting Officer)